Exhibit 10d


                               AMENDMENT TO THE
                         BRISTOL-MYERS SQUIBB COMPANY
                          PERFORMANCE INCENTIVE PLAN
                         --------------------------



Effective January 1, 1994, Section 8(a)(i) of the Bristol-Myers Squibb Company Performance Incentive Plan (the "Plan") is hereby amended in its entirety to provide as follows:

"While no Participant has an enforceable right to receive a Cash Portion until the close of the fiscal year for which an Award is made and then only if he has performed his duties to the satisfaction of the Company and the performance goals or objectives specified pursuant to Paragraph 7(a)(iii) have been attained, payments on account of the Cash Portion will be provisionally made in accordance with the Regulations, based on tentative estimates of the amount of the Award; provided, however, that an Award may provide that no payment shall be made to a Participant prior to certification in writing by the Committee that the performance goals or objectives have, in fact, been satisfied. A Participant shall be required to refund any portion or all of such payments in order that the total payments may not exceed the Cash Portion as finally determined, or if he shall forfeit his Award for any reason during the fiscal year."






























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